UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2008 (October 13, 2008)
EMAGEON INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51149	63-1240138

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242

(Address of principal executive offices) (Zip Code)
(205) 980-9222

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On October 13, 2008, Emageon Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Health Systems Solutions, Inc., a Nevada corporation (“Health Systems”), and HSS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Health Systems (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Health Systems (the “Merger”). The Board of Directors of the Company unanimously approved the Merger Agreement on the unanimous recommendation of the Board’s Strategic Alternatives Committee (the “Committee”).
     At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company, par value $0.001 per share (the “Common Stock”), other than shares owned by the Company (or its subsidiaries), Merger Sub or by Health Systems, will be cancelled and converted into the right to receive $2.85 in cash, without interest. As of the Effective Time, each outstanding Company stock option will become vested in full, and each such option will be cancelled and converted into the right to receive cash, without interest and less applicable withholding taxes, in an amount equal to the product of (a) the excess (if any) of $2.85 over the exercise price per share of Common Stock for such option and (b) the number of shares of Common Stock then subject to such option. Each restricted share under the Company’s equity plans will become vested in full and free of all restrictions as of the Effective Time, and will be cancelled and converted into the right to receive $2.85 in cash, without interest. Each restricted stock unit award with respect to shares of Common Stock (a “Company RSU”) that is outstanding immediately prior to the Effective Time will be cancelled, and the holder of the Company RSU will be entitled to receive an amount in cash equal to (i) $2.85, without interest, multiplied by the maximum number of shares subject to such Company RSU as of the Effective Time plus (ii) any dividend equivalents accrued with respect to any Company RSU prior to the Effective Time but not yet distributed as of the Effective Time (other than any such dividend equivalents that are held in the form of Company RSUs as of the Effective Time).
     Pursuant to the Merger Agreement, the Company is subject to a “no shop” restriction on its ability to solicit third-party proposals or provide information and engage in discussions with third parties relating to alternative business combination transactions. The no-shop provision includes a “fiduciary-out” provision that allows the Company, prior to obtaining stockholder approval of the Merger, to provide information and participate in discussions with respect to a written third party proposal that the Committee (1) determines in good faith, after consultation with its advisors, is bona fide and is (or is reasonably expected to lead to) a “superior proposal,” as defined in the Merger Agreement, and (2) determines that its failure to pursue (by furnishing information or engaging in discussions) could result in a violation of its fiduciary duties.
     The Board of Directors of the Company may change its recommendation or the Merger Agreement may be terminated upon certain circumstances, including if the Company’s Board of Directors determines in good faith that it has received a superior proposal and the Company otherwise complies with certain terms of the Merger Agreement, including a requirement to negotiate in good faith with Health Systems for a period of three business days prior to such change in recommendation or termination. The Merger Agreement provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Health Systems, as a sole remedy in such circumstances, a termination fee of $3.0 million. The Company is required to hold the stockholders meeting with respect to the Merger Agreement regardless of a change in recommendation by the Board of Directors of the Company unless the Merger Agreement is terminated.
     Health Systems has entered into a purchase agreement with Stanford International Bank Limited to purchase convertible secured debentures and warrants to purchase the common stock of Health Systems (the “Purchase Agreement”), the aggregate proceeds of which are expected to be sufficient for Health Systems to pay the Merger consideration as well as all other fees and expenses associated with the transactions contemplated by the Merger Agreement. The conditions of closing and funding the Merger Consideration under the Purchase Agreement include satisfaction of the closing conditions in the Merger Agreement (including that there has occurred no “Company Material Adverse Effect,” as defined in the Merger Agreement, with respect to the Company and Health Systems), and certain other customary closing conditions (including the representations with respect to the Company in the Merger Agreement and Health Systems in the Purchase Agreement being true and correct in all material respects). Consummation of the Merger, however, is not subject to a financing condition or the receipt of the financing pursuant to the Purchase Agreement.

     In connection with the Merger Agreement, the Company and Health Systems will enter into a Deposit Escrow Agreement, pursuant to which Health Systems (or an affiliate) will deposit, as soon as reasonably practicable following the execution of the Merger Agreement, $5.0 million in escrow which the Company would be entitled to, as a non-exclusive remedy, in the event the financing is not available within two business days of the Company’s satisfaction of its obligations under the Merger Agreement or the Merger Agreement is terminated by the Company and Health Systems is determined by a final non-appealable court order to have intentionally breached the Merger Agreement.
     The Merger Agreement contains customary representations and covenants, and the Merger is subject to customary closing conditions, including approval of the Merger by the Company’s stockholders. The Company is obligated to promptly file the proxy no later than November 3, 2008 and hold its stockholder meeting promptly after the Securities and Exchange Commission confirms it has no further comments.
     The foregoing summary of the proposed transactions and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Committee engaged Jefferies & Company, Inc. to serve as financial advisor to the Committee and SunTrust Robinson Humphrey, Inc. (“SunTrust”) to render an opinion to the Committee as to the fairness to the holders of the Company’s Common Stock, from a financial point of view, of the merger consideration. On October 12, 2008, SunTrust delivered an oral opinion to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the merger consideration to be received by holders of the Company’s Common Stock is fair to such holders from a financial point of view. The full text of the written opinion of SunTrust, dated October 12, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, will be included in the Company’s proxy statement in connection with the Merger described herein. SunTrust provided its opinion for the information and assistance of the Committee in connection with its consideration of the Merger and the opinion was one of many factors taken into consideration by the Committee and the Company’s Board of Directors in making its determination to approve the Merger Agreement. The SunTrust opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the Merger or any other matter.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Health Systems or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Stockholder Voting Agreements
     In connection with the execution of the Merger Agreement, Health Systems and Merger Sub entered into Voting Agreements (the “Voting Agreements”) with the following persons or stockholders (the “Stockholders”):
Charles A. Jett, President and Chief Executive Officer
Keith Stahlhut, Principal Operating Officer
John W. Wilhoite, Chief Financial Officer and Treasurer
Arthur P. Beattie, director
Roddy J. H. Clark, director
Fred C. Goad, director
Bradley S. Karro, director
Mylle H. Mangum, director
Augustus K. Oliver, director
John W. Thompson, director
Benner Ulrich, director
Hugh H. Williamson, III, Chairman of the Board of Directors
Oliver Press Partners, LLC, an affiliate of Messrs. Oliver and Ulrich

     Pursuant to the Voting Agreements, the Stockholders have agreed, among other things, to vote all of their shares in favor of the Merger and against any competing transaction.
     The directors, officers and related entities that have entered into the Voting Agreements hold, in the aggregate, 3,778,711 shares, or approximately 17.64%, of the Company’s Common Stock outstanding as of October 13, 2008. In addition, the Voting Agreements apply to shares of the Company’s Common Stock acquired by these Stockholders after October 13, 2008, including the 1,182,160 shares of Common Stock issuable to such persons upon the conversion or exercise of derivative securities such as stock options and equity awards.
     A form of the Voting Agreements is attached as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the form of Voting Agreement.
Important Additional Information Will be Filed With the SEC
     In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting decision, the Company’s stockholders are urged to read the proxy statement regarding the Merger and the related transactions carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Emageon Inc., 1200 Corporate Drive, Suite 200 Birmingham, Alabama, (205) 980-9222 or from the Company’s website, http://www.emageon.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on May 19, 2008. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different from those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.
Item 7.01. Regulation FD Disclosure.
     On October 13, 2008, the Company issued a joint press release with Health Systems announcing that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto.
Forward Looking Statements
     Certain statements contained in this Current Report on Form 8-K regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding expectations as to the completion of the Merger and other transactions contemplated by the Merger Agreement. These statements are often identified by the use of forward-looking words such as “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “estimate,” “anticipate,” and comparable words or the negative version of these and other words. Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and the possibility that the Company could be required to pay a $3.0 million termination fee in connection therewith; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others related to the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including, if applicable, the receipt of all required regulatory approvals; (4) the failure to obtain the necessary financing arrangements set forth in the Purchase Agreement received in connection with the Merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (6) risks regarding a loss of or decrease in purchases by the Company’s major customers in connection with the Merger; (7) the ability to recognize the benefits of the Merger; and (8) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the Merger. The businesses of Emageon and Health Systems are also subject to a number of risks generally such as: (1) competition from larger competitors; (2) risks associated with a history of operating losses; (3) risks associated with the ability to effectively manage rapid growth; (4) reliance on continuing relationships with large customers; (5) risk of significant product errors or product failures; (6) reliance on reseller arrangements for important components of its solution; (7) the risk of not responding effectively to changes in its industry; (8) customers’ reliance on third party reimbursements; (9) risks regarding the potential impact on its business of FDA regulations and other applicable health care regulations; and (10) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere in, the SEC filings of Emageon and Health Systems, copies of which may be obtained by contacting the investor relations departments of each company via their websites www.emageon.com and www.carekeeper.com. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond Health Systems’ and the Company’s ability to control or predict. The Company and Health Systems undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 13, 2008, by and among the Company, Health Systems Solutions, Inc. and HSS Acquisition Corp.*

Exhibit 99.1	Form of Voting Agreement dated October 13, 2008

Exhibit 99.2	Press release dated October 13, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 14, 2008	EMAGEON INC.
(Registrant)

	By:	/s/ John W. Wilhoite

John W. Wilhoite
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 13, 2008, by and among the Company, Health Systems Solutions, Inc. and HSS Acquisition Corp.*

99.1	Form of Voting Agreement dated October 13, 2008

99.2	Press release dated October 13, 2008

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.